Exhibit 3

For Ministry Use Only Á l’usage exclusif du ministére			Ontario Corporation Number Numéro de la société en Ontario
1624333
Ontario	Ministry of Consumer and Business Services	Ministère des Services aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les présents status entrent en vigueur le
CERTIFICATE This is to certify that these articles are effective on
JULY 01 JUILLET, 2004

/s/ Illegible
Director / Directrice Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

Form 4 Business Corporations Act	1.	The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale de la société issue de la fusion: (écrire en LETTRES MAJUSCULES SEULEMENT):
OPEN TEXT CORPORATION
Formule 4 Loi sur les sociétés par actions

	2.	The address of the registered office is: Adresse du siège social:

185 Columbia Street West
(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau)

		Waterloo, Ontario				Ontario N2L5Z5
		(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)				(Postal Code / Code postal)

	3.	Number of directors is/are:	or	minimum and maximum number of directors is/are:
		Nombre d’administrateurs:	ou	nombres minimum et maximum d’administrateurs:
		Number	or	minimum and maximum
		Nombre	ou	minimum et maximum

				3	15

	4.	The director(s) is/are: Administrateur(s):

		First name, middle names and surname		Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code		Resident Canadian State ‘Yes’ or ‘No’

		Prénom, autres prénoms et nom de famille		Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal		Résident canadien Oui/Non

		See page 1A attached.				Yes

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111

07121 (03/2003)

1.

DIRECTORS

Name of Director	Address For Service	Resident Canadian
P. Thomas Jenkins	315 Bushwood Court Waterloo, Ontario, N2T 2E5	Yes

Stephen Sadler	14800 Yonge Street Aurora, Ontario, L4G 6S6	Yes

Randy Fowlie	495 Foxhill Place Waterloo, Ontario, N2T 1X6	Yes

Ken Olisa	18 Glemorgan Road Hampton Wick Kingston-on-Tham United Kingdom, KT1 4MP	No

Michael Slaunwhite	23 Davidson Drive Gloucester, Ontario, K1J 6L7	Yes

John Shackleton	2 Brighton Place Burridge, Illinois, U.S.A. 60521	No

Peter Hoult	75 Cumberland Street Suite 1408 Toronto, Ontario, M5R 3M9	Yes

Brian Jackman	284 Donlea Road Barrington Hills, Illinois, U.S.A. 60010	No

David Johnston	3145 Lobsinger Line RR 1 St. Clements, Ontario N0B 2M0	Yes

1A

	5.	Check A or B
		Cocher A ou B

		☐

A)      The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

			A) Les actionnaires de chaque société qui fusionne ont dûment adopté la convention de fusion conformément au paragraphe 176 (4) de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

		or ou

		☒	B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

			B) Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l’article 177 de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

			The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

		OPEN TEXT CORPORATION
		and are more particularly set out in these articles. et sont énoncés textuellement aux présents statuts.

	Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent		Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d’adoption ou d’approbation Year / année Month / mois Day / jour
	Open Text Corporation		1578550	June 18, 2004

	Open Text Acquisition Corporation		1338958	June 18, 2004

	b2b Scene Inc.		1624015	June 18, 2004

	BitFlash Inc.		782467	June 18, 2004

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07121 (03/2003)

2.

6.

Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None.

7.

The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of First Preference shares.

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07121 (03/2003)

3.

8.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut étre émise en série:

As set out in pages 4A and 4B attached.

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07121 (03/2003)

4.

1. FIRST PREFERENCE SHARES

1.1 Issuable in Series:

The First Preference shares may, at any time and from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the directors of the Corporation. The directors of the Corporation may, before issuance and subject as hereinafter provided, determine the designation, rights, privileges, restrictions and conditions attaching to the First Preference Shares of each series including, without limiting the generality of the foregoing:

(a) the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date of dates from which any such dividends shall accrue;

(b) any right of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such right;

(c) any right of retraction vested in the holders of the First Preference Shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

(d) any voting rights;

(e) any conversion rights;

(f) any rights upon dissolution, liquidation or winding-up of the Corporation;

(g) any sinking fund or purchase fund;

(h) any purchase obligation; and

(i) any other provisions attaching to any such series of First Preference Shares.

1.2 Priority:

The First Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the First Preference Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the First Preference Shares. In addition to and without limiting the generality of the foregoing, if any amount,

4A

(a) of cumulative dividends, whether or not declared, or declared non-cumulative dividends; or

(b) payable on return of capital in the event of the liquidation, dissolution or winding up of a Corporation,

in respect of shares of a series is not paid in full, the shares of the series shall participate rateably with the shares of all other series of the same class in respect of,

(c) all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends; or

(d) all amounts payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation,

as the case may be.

2. COMMON SHARES

2.1 The holders of the Common Shares are entitled to receive:

(a) such dividends as the directors in their discretion may declare, regardless of whether dividends are declared on any other class of shares;

(b) the holders of the Common Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Corporation, except meetings at which holders of another specified class of shares are exclusively entitled to vote, and are entitled to one vote for each Common Share held on all votes taken at such meetings; and

(c) any remaining property of the Corporation on liquidation, dissolution or wind-up of the Corporation, whether voluntary or involuntary, after payment of any amount required to redeem or retract the issued and outstanding First Preference Shares in accordance with the terms of their issuance.

4B

9.

The issue, transfer or ownership of shares is / is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est / n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes:

	10.	Other provisions, (if any): Autres dispositions, s’il y a lieu: None.

11.

The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”.

Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions constituent l’annexe A.

12.

A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”.

Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l’annexe B.

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07121 (03/2003)

5.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Names of the amalgamating corporations and signatures and
descriptions of office of their proper officers.
Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants réguliérement désignés.

OPEN TEXT CORPORATION

	Per:	/s/ Sheldon Polansky
Sheldon Polansky (Secretary)

OPEN TEXT ACQUISITION CORPORATION

	Per:	/s/ P. Thomas Jenkins
P. Thomas Jenkins (Chief Executive Officer)

B2B SCENE INC.

	Per:	/s/ P. Thomas Jenkins
P. Thomas Jenkins (Director)

BITFLASH INC.

	Per:	/s/ Sheldon Polansky
Sheldon Polansky (Secretary)

Document prepared using Fast Company, by Do Process Software Ltd., Toronto, Ontario (416) 322-6111 07121 (03/2003)

6.

SCHEDULE “A”

DIRECTOR’S STATEMENT

I, P. Thomas Jenkins, of the City of Waterloo, in the Province of Ontario, state as follows:

1. I am a director of Open Text Corporation (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2. The Corporation desires to amalgamate with Open Text Acquisition Corporation, b2b Scene Inc. and BitFlash Inc. and continue as one corporation under the name of Open Text Corporation.

3. There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5. No creditor has notified the Corporation that he objects to the amalgamation.

6. For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 24th day of June, 2004.

/s/ P. Thomas Jenkins
P. THOMAS JENKINS

SCHEDULE “A”

DIRECTOR’S STATEMENT

I, P. Thomas Jenkins, of the City of Waterloo, in the Province of Ontario, state as follows:

1. I am a director of Open Text Acquisition Corporation (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2. The Corporation desires to amalgamate with Open Text Corporation, b2b Scene Inc. and BitFlash Inc. and continue as one corporation under the name of Open Text Corporation.

3. There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5. No creditor has notified the Corporation that he objects to the amalgamation.

6. For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 24th day of June, 2004.

/s/ P. Thomas Jenkins
P. THOMAS JENKINS

SCHEDULE “A”

DIRECTOR’S STATEMENT

I, P. Thomas Jenkins, of the City of Waterloo, in the Province of Ontario, state as follows:

1. I am a director of b2b Scene Inc. (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2. The Corporation desires to amalgamate with Open Text Corporation, Open Text Acquisition Corporation and BitFlash Inc. and continue as one corporation under the name of Open Text Corporation.

3. There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5. No creditor has notified the Corporation that he objects to the amalgamation.

6. For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 24th day of June, 2004.

/s/ P. Thomas Jenkins
P. THOMAS JENKINS

SCHEDULE “A”

DIRECTOR’S STATEMENT

I, Sheldon Polansky, of the City of Toronto, in the Province of Ontario, state as follows:

1. I am a director of BitFlash Inc. (the “Corporation”) and as such have personal knowledge of the matters hereinafter stated.

2. The Corporation desires to amalgamate with Open Text Corporation, b2b Scene Inc. and Open Text Acquisition Corporation and continue as one corporation under the name of Open Text Corporation.

3. There are reasonable grounds for believing that:

a.	each of the amalgamating corporations is and the amalgamated corporation will be able to pay its liabilities as they become due; and

b.	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

5. No creditor has notified the Corporation that he objects to the amalgamation.

6. For the reasons set out in paragraphs 4 and 5 above it is unnecessary for the Corporation to comply with the notice provisions contained in paragraph 178(2)(d) of the Business Corporations Act (Ontario).

DATED the 28th day of June, 2004.

/s/ Sheldon Polansky
SHELDON POLANSKY

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTORS OF OPEN TEXT CORPORATION

“AMALGAMATION WITH OPEN TEXT ACQUISITION CORPORATION, B2B SCENE INC. AND BITFLASH INC.

RECITALS:

A.	The Corporation owns all of the issued and outstanding shares of Open Text Acquisition Corporation, b2b Scene Inc. and BitFlash Inc.

B.	The Corporation desires to amalgamate with Open Text Acquisition Corporation, b2b Scene Inc. and BitFlash Inc. and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”).

RESOLVED THAT:

1. The Corporation amalgamate with Open Text Acquisition Corporation, b2b Scene Inc. and BitFlash Inc. and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”).

2. Upon the Articles of Amalgamation becoming effective, all shares in the capital of Open Text Acquisition Corporation, b2b Scene Inc. and BitFlash Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof.

3. The by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation.

4. The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of the Corporation.

5. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation.

6. Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation.

7. Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.

*         *         *

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of Open Text Corporation, which was duly passed by the consent in writing of all of the directors of the Corporation on the          day of June, 2004, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 29th day of June.

/s/ Sheldon Polansky
SHELDON POLANSKY, Secretary

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTOR OF OPEN TEXT ACQUISITION CORPORATION

“AMALGAMATION WITH OPEN TEXT CORPORATION, B2B SCENE INC. AND BITFLASH INC.

RECITALS:

A.	The Corporation is a wholly-owned subsidiary of Open Text Corporation.

B.	The Corporation desires to amalgamate with Open Text Corporation, b2b Scene Inc. and BitFlash Inc. and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”).

RESOLVED THAT:

1. The Corporation amalgamate with Open Text Corporation, b2b Scene Inc. and BitFlash Inc. and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”);

2. Upon the Articles of Amalgamation becoming effective, all shares of the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3. The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Open Text Corporation;

4. The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Open Text Corporation;

5. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6. Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation; and

7. Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.”

*         *         *

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of Open Text Acquisition Corporation, which was duly passed by the consent in writing of the sole director of the Corporation on the 24th day of June, 2004, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 24th day of June, 2004.

/s/ P. Thomas Jenkins
P. THOMAS JENKINS, Chief Executive Officer

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTOR OF BITFLASH INC.

“AMALGAMATION WITH OPEN TEXT CORPORATION, B2B SCENE INC. AND OPEN TEXT ACQUISITION CORPORATION

RECITALS:

A.	The Corporation is a wholly-owned subsidiary of Open Text Corporation.

B.	The Corporation desires to amalgamate with Open Text Corporation, b2b Scene Inc. and Open Text Acquisition Corporation and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”).

RESOLVED THAT:

1. The Corporation amalgamate with Open Text Corporation, b2b Scene Inc. and Open Text Acquisition Corporation and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”);

2. Upon the Articles of Amalgamation becoming effective, all shares of the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3. The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Open Text Corporation;

4. The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Open Text Corporation;

5. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6. Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation; and

7. Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.”

*         *         *

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of BitFlash Inc. which was duly passed by the consent in writing of the sole director of the Corporation on the 28th day of June, 2004, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 28th day of June, 2004.

/s/ Sheldon Polansky
SHELDON POLANSKY, Secretary

SCHEDULE “B”

CERTIFIED COPY OF A RESOLUTION OF

THE DIRECTOR OF B2B SCENE INC.

“AMALGAMATION WITH OPEN TEXT CORPORATION, OPEN TEXT ACQUISITION CORPORATION AND BITFLASH INC.

RECITALS:

A.	The Corporation is a wholly-owned subsidiary of Open Text Corporation.

B.	The Corporation desires to amalgamate with Open Text Corporation, Open Text Acquisition Corporation and BitFlash Inc. and to continue as one corporation pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”).

RESOLVED THAT:

1. The Corporation amalgamate with Open Text Corporation, Open Text Acquisition Corporation and BitFlash Inc. and continue as one Corporation under the name of Open Text Corporation (the “Amalgamated Corporation”);

2. Upon the Articles of Amalgamation becoming effective, all shares of the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

3. The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Open Text Corporation;

4. The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Open Text Corporation;

5. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6. Any officer or director of the Corporation is authorized to sign the statement, in the form required by subsection 178(2) of the Act, which statement is to be attached to the Articles of Amalgamation; and

7. Any officer or director of the Corporation is authorized to do all things and sign all documents necessary or desirable to implement the foregoing.”

*         *         *

The undersigned hereby certifies that the foregoing is a true and complete copy of a resolution of b2b Scene Inc., which was duly passed by the consent in writing of the sole director of the Corporation on the 24th day of June, 2004, and that the said resolution remains in full force and effect unamended as of the date hereof.

DATED the 24th day of June, 2004.

/s/ P. Thomas Jenkins
P. THOMAS JENKINS, President